EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559-8154
Investor Relations Contact: Chris Hepler (412) 225-3717

MSA Safety Announces Fourth Quarter and Full Year 2022 Results
Record quarterly sales and elevated backlog support healthy outlook for 2023

PITTSBURGH, February 15, 2023 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported financial results for the fourth quarter and year ended December 31, 2022.

Quarterly Highlights
(All comparisons against the fourth quarter of 2021 unless otherwise noted.)

•Delivered record net sales of $443 million, an increase of 8% on a reported basis and
11% on a constant currency basis.

•Generated GAAP operating income of $71 million, or 15.9% of sales, and adjusted operating income of $96 million, or 21.6% of sales.

•Recorded GAAP earnings of $51 million or $1.31 per diluted share and adjusted earnings of $71 million or $1.80 per diluted share.

•Achieved operating cash flow of $54 million. Free cash flow was $40 million, representing 77% of net income. MSA invested $14 million for capital expenditures, repaid $40 million of debt and returned $18 million to shareholders through dividends.

Annual Highlights
(All comparisons against the full year 2021 unless otherwise noted.)

•Delivered record net sales of $1.53 billion, an increase of 9% on a reported basis and
12% on a constant currency basis.

•Generated GAAP operating income of $239 million, or 15.7% of sales, and adjusted operating income of $290 million, or 19.0% of sales.

•Recorded GAAP earnings of $180 million or $4.56 per diluted share, and adjusted earnings of $223 million or $5.65 per diluted share.

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•Achieved operating cash flow of $157 million. Free cash flow was $115 million, representing 64% of net income. MSA invested $43 million for capital expenditures, repaid $13 million of debt and returned more than $100 million to shareholders through dividends and share repurchases.

“2022 was a robust year for MSA Safety, with exceptional results in the fourth quarter,” said Nish Vartanian, MSA Safety Chairman, President and Chief Executive Officer. “Strength across our product portfolio and healthy customer demand helped us deliver record sales and strong operating performance. Our outstanding team was able to navigate the challenging economic environment and executed well throughout the year. This execution, combined with our focus on advancing our mission and delivering innovative safety technologies and solutions to our customers, resulted in key wins and market share gains.”
Mr. Vartanian added, “We enter 2023 with strong momentum, and continue to see demand and growth opportunities across our markets. Our business has been cycle-tested and has proven resilient due to our strategic portfolio composition and diverse end markets and geographies. Additionally, our elevated backlog could help cushion an economic slowdown. Against that backdrop, I am confident in our ability to deliver value for our customers, shareholders, and other stakeholders as we move forward in 2023.”

Financial Highlights and Balance Sheet

Financial Highlights	Three Months Ended December 31,			Twelve Months Ended December 31,
($ millions, except per share data)	2022	2021	% Change (a)	2022	2021	% Change (a)
Net Sales	$443	$410	8%	$1,528	$1,400	9%
Operating Income (Loss)	71	(89)	179%	239	23	950%
Adjusted Operating Income	96	80	20%	290	241	21%
Net Income (Loss)	51	(61)	184%	180	21	742%
Diluted EPS	1.31	(1.57)	183%	4.56	0.54	743%
Adjusted Earnings	71	66	7%	223	185	20%
Adjusted Diluted EPS	1.80	1.67	8%	5.65	4.68	21%

(a) Percentage change may not calculate exactly due to rounding.

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MSA maintained a healthy balance sheet during the fourth quarter and full year 2022, with solid free cash flow and ample liquidity. Net leverage was 1.2x adjusted EBITDA at December 31, 2022. On a pro forma basis for the closing of the legacy liability subsidiary divestiture on January 5, 2023, net leverage would have been 2.2x adjusted EBITDA.
“Our fourth quarter performance was a strong finish to the year with double-digit organic sales growth and 210 basis points of adjusted operating margin expansion. Strong volume growth, strategic pricing, favorable mix and cost discipline resulted in a robust incremental operating margin and solid cash flow generation. While we expect the operating environment to remain challenging as we progress through 2023, we remain focused on delivering full year growth in the mid-single digits, healthy incremental margins and robust cash flow conversion,” said Lee McChesney, MSA Safety Senior Vice President and Chief Financial Officer.

Conference Call

MSA Safety will host a conference call on Thursday, February 16, 2023 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2022 results. The call and an accompanying slide presentation will be webcast at http://investors.msasafety.com/ under the "News and Events" tab, subheading "Events & Presentations." Investors and interested parties can also dial into the call at 1-844-854-4415 (Toll Free) or 1-412-902-6599 (International). When prompted, please instruct the operator to be joined into the MSA Safety Incorporated conference call. A replay of the conference call will be available at http://investors.msasafety.com/ shortly after the conclusion of the presentation and will be available for the next 90 days.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net sales	$443,254	$410,268	$1,527,953	$1,400,182
Cost of products sold	246,002	232,144	854,122	784,834
Gross profit	197,252	178,124	673,831	615,348

Selling, general and administrative	91,494	86,523	338,872	332,862
Research and development	13,995	15,643	57,012	57,793
Restructuring charges	4,819	4,194	7,965	16,433
Currency exchange losses, net	5,467	575	10,255	216
Product liability and other operating expense	10,857	160,029	20,590	185,264
Operating income (loss)	70,620	(88,840)	239,137	22,780

Interest expense	7,502	2,911	21,660	10,758
Other income, net	(5,935)	(2,810)	(21,056)	(11,582)
Total other expense (income), net	1,567	101	604	(824)

Income (loss) before income taxes	69,053	(88,941)	238,533	23,604
Provision (benefit) for income taxes	17,564	(27,465)	58,903	1,816
Net income (loss)	51,489	(61,476)	179,630	21,788
Net income attributable to noncontrolling interests	—	—	—	(448)
Net income (loss) attributable to MSA Safety Incorporated	$51,489	$(61,476)	$179,630	$21,340

Earnings (loss) per share attributable to MSA Safety Incorporated common shareholders:
Basic	$1.31	$(1.57)	$4.58	$0.54
Diluted	$1.31	$(1.57)	$4.56	$0.54

Basic shares outstanding	39,200	39,236	39,232	39,173
Diluted shares outstanding	39,387	39,236	39,407	39,449

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$162,902	$140,895
Trade receivables, net	297,028	254,187
Inventories	338,316	280,617
Notes receivable, insurance companies	5,931	3,914
Other current assets	75,949	113,191
Total current assets	880,126	792,804

Property, plant and equipment, net	207,552	207,793
Prepaid pension cost	141,643	163,283
Goodwill	620,622	636,858
Intangible assets, net	281,853	306,948
Notes receivable, insurance companies, noncurrent	38,695	44,626
Insurance receivable, noncurrent	110,300	121,609
Other noncurrent assets	96,185	122,475
Total assets	$2,376,976	$2,396,396

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$7,387	$—
Accounts payable	112,532	106,780
Other current liabilities	225,946	223,826
Total current liabilities	345,865	330,606

Long-term debt, net	565,445	597,651
Pensions and other employee benefits	137,810	189,973
Deferred tax liabilities	31,881	33,337
Product liability and other noncurrent liabilities	372,234	410,441
Total shareholders' equity	923,741	834,388
Total liabilities and shareholders' equity	$2,376,976	$2,396,396

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income (loss)	$51,489	$(61,476)	$179,630	$21,788
Depreciation and amortization	14,434	14,047	56,317	50,317
Product liability expense	10,857	160,029	20,590	185,264
Change in working capital and other operating	(23,228)	(43,598)	(99,082)	(58,224)
Cash flow from operating activities	53,552	69,002	157,455	199,145

Capital expenditures	(13,800)	(12,874)	(42,553)	(43,837)
Acquisition, net of cash acquired	—	—	—	(392,437)
Change in short-term investments	15,138	25	39,458	26,087
Property disposals and other investing	(1,427)	(37)	(1,389)	(5,286)
Cash flow used in investing activities	(89)	(12,886)	(4,484)	(415,473)

Change in debt	(40,000)	(15,683)	(13,000)	293,176
Cash dividends paid	(18,050)	(17,264)	(71,497)	(68,586)
Other financing	863	3,441	(28,853)	(20,665)
Cash flow (used in) from financing activities	(57,187)	(29,506)	(113,350)	203,925

Effect of exchange rate changes on cash, cash equivalents and restricted cash	6,867	(3,016)	(16,631)	(7,193)

Increase (decrease) in cash, cash equivalents and restricted cash	$3,143	$23,594	$22,990	$(19,596)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2022
Sales to external customers	$289,122	$154,132	$—	$443,254
Operating income				70,620
Operating margin %				15.9%
Restructuring charges				4,819
Currency exchange losses, net				5,467
Product liability expense				10,857
Acquisition related costs (a)				4,042
Adjusted operating income (loss)	82,728	26,249	(13,172)	95,805
Adjusted operating margin %	28.6%	17.0%		21.6%
Depreciation and amortization (b)				12,149
Adjusted EBITDA	91,525	29,471	(13,042)	107,954
Adjusted EBITDA %	31.7%	19.1%		24.4%

Three Months Ended December 31, 2021
Sales to external customers	$252,945	$157,323	$—	$410,268
Operating loss				(88,840)
Operating margin %				(21.7)%
Restructuring charges				4,194
Currency exchange losses, net				575
Product liability expense				160,029
Acquisition related costs (a)				3,993
Adjusted operating income (loss)	60,334	31,297	(11,680)	79,951
Adjusted operating margin %	23.9%	19.9%		19.5%
Depreciation and amortization (b)				11,702
Adjusted EBITDA	68,488	34,714	(11,549)	91,653
Adjusted EBITDA %	27.1%	22.1%		22.3%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

(b) Excludes acquisition related amortization, which is included in acquisition related costs above.

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Twelve Months Ended December 31, 2022
Sales to external customers	$1,043,238	$484,715	$—	$1,527,953
Operating income				239,137
Operating margin %				15.7%
Restructuring charges				7,965
Currency exchange losses, net				10,255
Product liability expense				20,590
Acquisition related costs (a)				12,440
Adjusted operating income (loss)	267,392	60,923	(37,928)	290,387
Adjusted operating margin %	25.6%	12.6%		19.0%
Depreciation and amortization (b)				47,110
Adjusted EBITDA	301,726	73,179	(37,408)	337,497
Adjusted EBITDA %	28.9%	15.1%		22.1%

Twelve Months Ended December 31, 2021
Sales to external customers	$908,068	$492,114	$—	$1,400,182
Operating income				22,780
Operating margin %				1.6%
Restructuring charges				16,433
Currency exchange losses, net				216
Product liability expense				185,264
Acquisition related costs (a)				15,884
Adjusted operating income (loss)	202,496	73,279	(35,198)	240,577
Adjusted operating margin %	22.3%	14.9%		17.2%
Depreciation and amortization (b)				45,417
Adjusted EBITDA	233,732	86,997	(34,735)	285,994
Adjusted EBITDA %	25.7%	17.7%		20.4%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

(b) Excludes acquisition related amortization, which is included in acquisition related costs above.

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The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, and acquisition related costs, including acquisition related amortization, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	10%	2%	10%	18%	11%	(5)%	9%	—%	8%
Plus: Currency translation effects	4%	4%	2%	4%	3%	5%	3%	5%	3%
Constant currency sales change	14%	6%	12%	22%	14%	—%	12%	5%	11%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency sales change	14%	6%	12%	22%	14%	—%	12%	5%	11%

	Twelve Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	15%	2%	14%	7%	19%	(6)%	11%	(3)%	9%
Plus: Currency translation effects	3%	3%	2%	3%	3%	4%	3%	5%	3%
Constant currency sales change	18%	5%	16%	10%	22%	(2)%	14%	2%	12%
Less: Acquisitions	—%	—%	—%	—%	11%	—%	3%	—%	2%
Organic constant currency sales change	18%	5%	16%	10%	11%	(2)%	11%	2%	10%
*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021. Acquisition constant currency revenue growth represents six months of Bacharach net sales from January 1, 2022 through June 30, 2022.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	13%	28%	18%	23%	9%	1%	15%	7%	14%
Plus: Currency translation effects	—%	—%	(1)%	1%	(1)%	—%	—%	—%	—%
Constant currency sales change	13%	28%	17%	24%	8%	1%	15%	7%	14%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency sales change	13%	28%	17%	24%	8%	1%	15%	7%	14%

	Twelve Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	22%	10%	17%	11%	25%	—%	17%	(4)%	15%
Plus: Currency translation effects	—%	—%	—%	1%	—%	1%	—%	1%	—%
Constant currency sales change	22%	10%	17%	12%	25%	1%	17%	(3)%	15%
Less: Acquisitions	—%	—%	—%	—%	14%	—%	3%	—%	3%
Organic constant currency sales change	22%	10%	17%	12%	11%	1%	14%	(3)%	12%
*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021. Acquisition constant currency revenue growth represents six months of Bacharach net sales from January 1, 2022 through June 30, 2022.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	6%	(32)%	(9)%	7%	15%	(13)%	(1)%	(7)%	(2)%
Plus: Currency translation effects	10%	8%	9%	10%	7%	11%	9%	10%	9%
Constant currency sales change	16%	(24)%	—%	17%	22%	(2)%	8%	3%	7%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency sales change	16%	(24)%	—%	17%	22%	(2)%	8%	3%	7%

	Twelve Months Ended December 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	(15)%	3%	(3)%	10%	(16)%	(1)%	(3)%	(2)%
Plus: Currency translation effects	9%	9%	8%	8%	7%	9%	8%	11%	9%
Constant currency sales change	10%	(6)%	11%	5%	17%	(7)%	7%	8%	7%
Less: Acquisitions	—%	—%	—%	—%	7%	—%	2%	—%	2%
Organic constant currency sales change	10%	(6)%	11%	5%	10%	(7)%	5%	8%	5%
*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021. Acquisition constant currency revenue growth represents six months of Bacharach net sales from January 1, 2022 through June 30, 2022.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2022
	Consolidated	Americas	International
Portable Gas Detection	22%	24%	17%
Fixed Gas and Flame Detection	14%	8%	22%
Breathing Apparatus	14%	13%	16%
Industrial Head Protection	12%	17%	—%
Firefighter Helmets and Protective Apparel	6%	28%	(24)%
Fall Protection	—%	1%	(2)%
Core Sales	12%	15%	8%

Non-Core Sales	5%	7%	3%

Net Sales	11%	14%	7%
Net Sales excluding Acquisitions	11%	14%	7%

	Twelve Months Ended December 31, 2022
	Consolidated	Americas	International
Portable Gas Detection	10%	12%	5%
Fixed Gas and Flame Detection*	22%	25%	17%
Breathing Apparatus	18%	22%	10%
Industrial Head Protection	16%	17%	11%
Firefighter Helmets and Protective Apparel	5%	10%	(6)%
Fall Protection	(2)%	1%	(7)%
Core Sales	14%	17%	7%

Non-Core Sales	2%	(3)%	8%

Net Sales	12%	15%	7%
Net Sales excluding Acquisitions	10%	12%	5%
*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021. Acquisition constant currency revenue growth represents six months of Bacharach net sales from January 1, 2022 through June 30, 2022.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Net income (loss) attributable to MSA Safety Incorporated	$51,489	$(61,476)		$179,630	$21,340

Product liability expense	10,857	160,029		20,590	185,264
Restructuring charges	4,819	4,194		7,965	16,433
Acquisition related costs (a)	4,042	3,993		12,440	15,884
Currency exchange losses, net	5,467	575		10,255	216
Asset related losses and other	1,515	365		6,290	788
Income tax expense on adjustments	(7,263)	(41,676)		(14,662)	(55,180)
Adjusted earnings	$70,926	$66,004	7%	$222,508	$184,745	20%

Adjusted earnings per diluted share	$1.80	$1.67	8%	$5.65	$4.68	21%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.
Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the Company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended December 31,
2022
Operating income	$239,137
Depreciation and amortization (a)	47,110
Product liability expense	20,590
Restructuring charges	7,965
Currency exchange losses, net	10,255
Acquisition related costs (b)	12,440
Adjusted EBITDA	$337,497

Total end-of-period debt	572,832

Debt to adjusted EBITDA	1.7

Total end-of-period debt	572,832
Total end-of-period cash and cash equivalents	162,902
Net debt	$409,930

Net debt to adjusted EBITDA	1.2

Pro-forma gross debt to adjusted EBITDA(c)	2.6
Pro-forma net debt to adjusted EBITDA(c)	2.2

(a) Excludes acquisition related amortization, which is included in acquisition related costs.

(b) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

(c) Includes cash and cash equivalents and incremental borrowing associated with the Mine Safety Appliances Company, LLC ("MSA LLC") divestiture completed on January 5, 2023.

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the Company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free cash flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Cash flow from operating activities	$53,552	$69,002	$157,455	$199,145
Capital expenditures	(13,800)	(12,874)	(42,553)	(43,837)

Free cash flow	$39,752	$56,128	$114,902	$155,308

Net income (loss) attributable to MSA Safety Incorporated	$51,489	$(61,476)	$179,630	$21,340

Free cash flow conversion	77%	(91)%	64%	728%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the Company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the Company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

About MSA Safety:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products and software that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, software, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The Company's comprehensive product line is used by workers around the world in a broad range of markets, including fire service, the oil, gas and petrochemical industry, construction, industrial manufacturing applications, heating, ventilation, air conditioning and refrigeration, utilities, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2022 revenues of $1.5 billion, MSA employs approximately 5,000 people worldwide.  The Company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted earnings per diluted share, debt to adjusted EBITDA, net debt to adjusted EBITDA, free cash flow and free cash flow conversion. These non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management also uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use, and computational methods with respect thereto, may differ from the non-GAAP financial measures and key performance indicators, and computational methods, that our peers use to assess their performance and trends.

The presentation of these non-GAAP financial measures does not comply with U.S. GAAP. These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. When non-GAAP financial measures are disclosed, the Securities and Exchange Commission's Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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